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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 26, 1996 (except for the matters discussed in Notes 20 and 11 for which the date is August 9, 1996) included in Dura Automotive Systems, Inc. Form S-1 Registration Statement No. 333-06601 and to all references to our Firm included in this Registration Statement.

                                       /s/ Arthur Andersen LLP
                                       ---------------------------
                                           Arthur Andersen LLP


Minneapolis, Minnesota
December 11, 1996